UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On May 25, 2017, ContraFect Corporation (the “ContraFect”) announced the initiation of an international Phase 2 study evaluating CF-301 as a potential treatment of Staphylococcus aureus (Staph aureus) bacteremia including right sided endocarditis. This multicenter, randomized, double-blind, placebo-controlled study is designed to evaluate the potential for CF-301 to be used in addition to standard-of-care (SOC) antibiotics to significantly improve clinical success rates compared to SOC antibiotics alone. Safety, tolerability, and pharmacokinetics of CF-301, as well as a number of exploratory clinical and health resource utilization endpoints, will also be evaluated in the study. ContraFect expects to announce top line results in Q4 2018.

ContraFect plans to conduct the trial in approximately 70 sites worldwide including North America, South America, and Europe. A total of 115 patients are expected to be enrolled, randomized 3:2 to receive either a single dose of 0.25 mg/kg CF-301 administered via a 2 hour IV infusion in addition to SOC antibiotics, or placebo plus SOC antibiotics.

The primary endpoint of the trial is early clinical response.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report include, without limitation, statements regarding CF-301’s ability to significantly improve clinical success rates compared to SOC antibiotics alone, ContraFect’s ability to evaluate the safety, tolerability, and pharmacokinetics of CF-301, the geographic scope and design of the Phase 2 study of CF-301 and whether ContraFect announces top line results in Q4 2018. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control. Actual results may differ from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, our ability to develop treatments for drug-resistant infectious diseases, and those detailed under the caption “Risk Factors” in ContraFect’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by ContraFect in this Current Report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: May 25, 2017	By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel & Corporate Secretary, Member of the Interim Office of the Chief Executive Officer